Exhibit 99.1

Reynolds Consumer Products Announces the Appointment of

Scott E. Huckins as Successor to Chief Financial Officer

LAKE FOREST, Ill., October 12, 2023 – (BUSINESSWIRE) – Reynolds Consumer Products Inc., (Nasdaq: REYN) today announced the appointment of Scott E. Huckins as the company’s Chief Financial Officer (CFO), effective November 13, 2023. He is the successor to Michael Graham, who will then shift to an advisory role until his retirement in February 2024. To ensure a successful transition, Mr. Huckins will join the company in an advisory role on October 23, then assume the role of CFO on November 13.

“We are excited for Scott to join us as CFO as we continue to provide products that simplify daily life for consumers. He brings extensive experience in leading Finance at consumer staples and publicly traded companies - most recently as CFO at SunOpta, where he demonstrated his expertise in P&L management. During this time, he also served a dual role as general manager for the turnaround of one of SunOpta’s business units, further exhibiting his strength as a business leader. I look forward to working with Scott, who will lead our financial team as we continue to focus on growth and operational excellence.” said Lance Mitchell, Chief Executive Officer.

Mr. Mitchell added, “We extend our sincere gratitude to Michael Graham for his leadership over many years. From carefully managing our resources, to developing a strong Finance team, to his role in taking the company public, his contributions have truly made RCP successful. We look forward to a smooth transition and wish Michael all the best in his retirement.”

Mr. Huckins brings extensive experience to the company. He most recently served as the CFO of SunOpta, Inc., since 2019, where he was instrumental in contributing to substantial revenue and earnings growth through significant operational focus and portfolio prioritization. Serving in the additional role of general manager for SunOpta’s fruit business unit, he helped to drive overall success of the business from 2021 to 2022. He also led the 2020 sale of the global ingredients segment, SunOpta’s largest business unit at the time.

Mr. Huckins previously served as CFO of Claire’s Stores, Inc., from 2016 to 2019, which included leading recapitalization and business consolidation initiatives, followed by a change of ownership.

Prior to Claire’s, Mr. Huckins was with Sears Holdings from 2012 to 2016, as vice president - treasurer, and president of Sears Reinsurance Company, Ltd. In his previous role, he served at RSC Holdings, Inc., as vice president of Treasury, Tax, and Investor Relations. He also formerly served as principal at Pioneer Advisors. He had several leadership roles at Koch Industries Inc. and affiliated companies, including president & CEO of Koch Financial Products, LLC, CFO of the Capital Markets Division, treasurer at Koch Industries Inc., and CFO at KoSa B.V.

Mr. Huckins holds a Bachelor of Science in Finance from Arizona State University and earned a Master of Management, with concentrations in Finance and Management Strategy, from Northwestern University, J.L. Kellogg Graduate School of Management.

Mr. Huckins added, “I’m excited to be joining Reynolds Consumer Products. Knowing the strength of the brands and products, I’m looking forward to working with the team to drive further growth and additional margin expansion.”

About Reynolds Consumer Products Inc.

Reynolds Consumer Products is a leading provider of household products that simplify daily life so consumers can enjoy what matters most. With a presence in 95% of households across the United States, Reynolds Consumer Products manufactures and sells products that people use in their homes across three broad categories: cooking, waste and storage, and disposable tableware. Iconic brands include Reynolds Wrap® aluminum foil and Hefty® trash bags, as well as dedicated store brands which are strategically important to retail customers. Overall, Reynolds Consumer Products holds the No. 1 or No. 2 U.S. market share position in the majority of product categories it serves. For more information, visit https://investors.reynoldsconsumerproducts.com/.

Forward Looking Statements

This press release contains statements reflecting our views about our future performance that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “intends,” “outlook,” “forecast”, “position”, “committed,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “model”, “assumes,” “confident,” “look forward,” “potential” “on track”, or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth and recovery of profitability, management of costs and other disruptions and other strategies, and anticipated trends in our business, including expected levels of commodity costs and volume. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q.

For additional information on these and other factors that could cause our actual results to materially differ from those set forth herein, please see our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

REYN-F

Investor Contact

Mark Swartzberg

Mark.Swartzberg@reynoldsbrands.com

(847) 482-4081